Clearway Energy, Inc. Reports First Quarter 2023 Financial Results

•Repowering Cedro Hill with PPA extension to 2045 and increasing project size to 160MW
•Increased size of revolving credit facility to $700 million
•Reaffirming 2023 financial guidance and pro forma CAFD outlook
•Increasing the quarterly dividend by 2% to $0.3818 per share in the second quarter of 2023, or $1.5272 per share annualized
•Continue to target annual dividend per share growth in the upper range of 5% to 8% through 2026

PRINCETON, NJ — May 4, 2023— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported first quarter 2023 financial results, including Net Loss of $(40) million, Adjusted EBITDA of $218 million, Cash from Operating Activities of $75 million, and Cash Available for Distribution (CAFD) of $(4) million.

"Clearway's 2023 financial outlook remains on track despite first quarter results being impacted by weaker renewable resource. During the quarter, we further improved the Company's financial flexibility with the upsizing of our revolving credit facility to $700 million which remains completely undrawn,” said Christopher Sotos, Clearway Energy, Inc.’s President and Chief Executive Officer. “Our long-term outlook continues to improve with today's announcement of the Cedro Hill repowering, which provides a stable CAFD profile for the project with the 15-year PPA extension to 2045. Furthermore, the Company continues to have line of sight to the future deployment of substantially all of the excess proceeds from the Thermal sale by the end of 2024 and expects to deliver at the upper range of its dividend growth target through 2026.”

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended
Segment	3/31/23	3/31/22
Conventional	24	47
Renewables	(48)	(119)
Thermal	—	13
Corporate	(16)	(38)
Net Income/(Loss)	$(40)	$(97)

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended
Segment	3/31/23	3/31/22
Conventional	76	98
Renewables	151	154
Thermal	—	18
Corporate	(9)	(10)
Adjusted EBITDA	$218	$260

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended
($ millions)	3/31/23	3/31/22
Cash from Operating Activities	$75	$93
Cash Available for Distribution (CAFD)	$(4)	$(2)

For the first quarter of 2023, the Company reported Net Loss of $(40) million, Adjusted EBITDA of $218 million, Cash from Operating Activities of $75 million, and CAFD of $(4) million. Net Loss decreased versus 2022 primarily due to significantly higher mark to market losses for economic hedging activities in the prior year, which reflected an increase in LIBOR rates and an increase in commodity price curves in the first quarter of 2022. Adjusted EBITDA results in the first quarter of 2023 were lower than 2022 due to the disposition of the Thermal Business on May 1, 2022, the timing of spring outages at Conventional, and lower renewable production, partially offset by the contribution from growth investments. Cash from Operating Activities decreased versus 2022 primarily due to the disposition of the Thermal Business. CAFD results in the first quarter of 2023 were lower than 2022 primarily due to lower EBITDA, offset by lower project-level debt service at Conventional.

Operational Performance

Table 4: Selected Operating Results1

(MWh and MWht in thousands)	Three Months Ended
	3/31/23	3/31/22
Conventional Equivalent Availability Factor	74.4%	95.3%
Solar MWh generated/sold	866	1,060
Wind MWh generated/sold	2,744	2,259
Renewables generated/sold[2]	3,610	3,319

In the first quarter of 2023, availability at the Conventional segment was lower than the first quarter of 2022 primarily due to the timing of the planned spring outage at the El Segundo Energy Center facility. Generation in the Renewables segment during the first quarter of 2023 was 9% higher than the first quarter of 2022 primarily due to the contribution of growth investments.

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	3/31/2023	12/31/2022
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$451	$536
Subsidiaries	125	121
Restricted Cash:
Operating accounts	143	109
Reserves, including debt service, distributions, performance obligations and other reserves	294	230
Total Cash	$1,013	$996
Revolving credit facility availability	561	370
Total Liquidity	$1,574	$1,366

1 Excludes equity method investments
2 Generation sold excludes MWh that are reimbursable for economic curtailment

Total liquidity as of March 31, 2023, was $1,574 million, which was $208 million higher than as of December 31, 2022, primarily due to the refinancing of the revolving credit facility which increased its total capacity to $700 million from $495 million. This was partially offset by the execution of growth investments.

As of March 31, 2023, the Company's liquidity included $437 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted in their use. As of March 31, 2023, these restricted funds were comprised of $143 million designated to fund operating expenses, approximately $168 million designated for current debt service payments, and $97 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $29 million is held in distribution reserve accounts.

Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Growth Investments

Cedro Hill Repowering

On May 3, 2023, the Company entered into an agreement with Clearway Group to repower the Cedro Hill Wind project located in Bruni, Texas. The Company expects to invest approximately $63 million in net corporate capital, subject to closing adjustments. Contingent upon achieving repowering commercial operations in the second half of 2024, the 160 MW project will sell power to its existing counterparty, an investment grade utility, for an additional 15 years ending in 2045 under an amended power purchase agreement.

Financing Updates

Refinancing of the Revolving Credit Facility

On March 15, 2023, Clearway Energy Operating LLC refinanced the Amended and Restated Credit Agreement, which (i) replaced LIBOR with SOFR plus a credit spread adjustment of 0.10% as the applicable reference rate, (ii) increased the available revolving commitments to an aggregate principal amount of $700 million, (iii) extended the maturity date to March 15, 2028, (iv) increased the letter of credit sub-limit to $594 million and (v) implemented certain other technical modifications. As of May 2, 2023, the Company had no outstanding borrowings under the revolving credit facility and $119 million in letters of credit outstanding.

Quarterly Dividend

On May 3, 2023, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.3818 per share payable on June 15, 2023, to stockholders of record as of June 1, 2023.

The Company anticipates that a portion of the dividends expected to be paid in 2023 and beyond may be treated as taxable for U.S. federal income tax purposes. The portion of dividends in future years that will be treated as taxable will depend upon a number of factors, including but not limited to, the Company’s overall performance and the gross amount of any dividends made to stockholders in 2023 and beyond.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity prices from conventional assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates.

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance and Pro Forma CAFD Outlook

The Company is reaffirming 2023 full year CAFD guidance of $410 million. The Company's 2023 financial guidance factors in the contribution of committed growth investments based on current expected closing timelines and estimates for merchant energy gross margin at the conventional fleet upon the expiry of their current toll contracts. 2023 CAFD guidance does not factor in the timing of when CAFD is realized from new growth investments pursuant to 5-year averages beyond 2023.

The Company is reiterating its pro forma CAFD outlook expectations of approximately $410 million

Financial guidance and the pro forma CAFD outlook continue to be based on median renewable energy production estimates for the full year.

Earnings Conference Call

On May 4, 2023, Clearway Energy, Inc. will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest renewable energy owners in the US with over 5,500 net MW of installed wind and solar generation projects. The Company's over 8,000 net MW of assets also include approximately 2,500 net MW of environmentally-sound, highly efficient natural gas generation facilities. Through this environmentally-sound diversified and primarily contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding, the Company’s dividend expectations and its operations, its facilities and its financial results, statements regarding the anticipated consummation of the transactions described above, the anticipated benefits, opportunities, and results with respect to the transactions, including the Company’s future relationship and arrangements with Global Infrastructure Partners, TotalEnergies, and Clearway Energy Group, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, the Company's ability to maintain and grow its quarterly dividend, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, risks relating to the Company's relationships with its sponsors, the failure to identify, execute or successfully implement acquisitions or dispositions (including receipt of third party consents and regulatory approvals), the Company's ability to acquire assets from its sponsors, the Company’s ability to borrow additional funds and access capital markets due to its indebtedness, corporate structure, market conditions or otherwise, hazards customary in the power industry, weather conditions, including wind and solar performance, the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations, the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements, the Company's ability to enter into new contracts as existing contracts expire, changes in government regulations, operating and financial restrictions placed on the Company that are contained in the project-level debt facilities and other agreements of the Company and its subsidiaries, and cyber terrorism and inadequate cybersecurity. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Cash Available for Distribution are estimates as of today’s date, May 4, 2023, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

# # #
Contacts:

Investors:                Media:
    Akil Marsh                Zadie Oleksiw
    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
(In millions, except per share amounts)	2023	2022
Operating Revenues
Total operating revenues	$288	$214
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	108	128
Depreciation, amortization and accretion	128	124
General and administrative	10	12
Transaction and integration costs	—	2
Development costs	—	1
Total operating costs and expenses	246	267
Operating Income (Loss)	42	(53)
Other Income (Expense)
Equity in (losses) earnings of unconsolidated affiliates	(3)	4
Other income, net	8	—
Loss on debt extinguishment	—	(2)
Interest expense	(99)	(47)
Total other expense, net	(94)	(45)
Loss Before Income Taxes	(52)	(98)
Income tax benefit	(12)	(1)
Net Loss	(40)	(97)
Less: Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(40)	(65)
Net Loss Attributable to Clearway Energy, Inc.	$—	$(32)
Loss Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	82	82
Loss per Weighted Average Class A and Class C Common Share - Basic and Diluted	$—	$(0.28)
Dividends Per Class A Common Share	$0.3745	$0.3468
Dividends Per Class C Common Share	$0.3745	$0.3468

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three months ended March 31,
(In millions)	2023	2022
Net Loss	$(40)	$(97)
Other Comprehensive (Loss) Income
Unrealized (loss) gain on derivatives and changes in accumulated OCI/OCL, net of income tax (benefit) expense, of $(1) and $2	(3)	14
Other comprehensive (loss) income	(3)	14
Comprehensive Loss	(43)	(83)
Less: Comprehensive loss attributable to noncontrolling interests and redeemable noncontrolling interests	(42)	(57)
Comprehensive Loss Attributable to Clearway Energy, Inc.	$(1)	$(26)

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	March 31, 2023	December 31, 2022
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$576	$657
Restricted cash	437	339
Accounts receivable — trade	150	153
Inventory	49	47
Derivative instruments	27	26
Prepayments and other current assets	50	54
Total current assets	1,289	1,276
Property, plant and equipment, net	7,863	7,421
Other Assets
Equity investments in affiliates	346	364
Intangible assets for power purchase agreements, net	2,443	2,488
Other intangible assets, net	75	77
Derivative instruments	64	63
Right-of-use assets, net	554	527
Other non-current assets	115	96
Total other assets	3,597	3,615
Total Assets	$12,749	$12,312
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$366	$322
Accounts payable — trade	70	55
Accounts payable — affiliates	50	22
Derivative instruments	39	50
Accrued interest expense	36	54
Accrued expenses and other current liabilities	77	114
Total current liabilities	638	617
Other Liabilities
Long-term debt	6,769	6,491
Deferred income taxes	98	119
Derivative instruments	296	303
Long-term lease liabilities	577	548
Other non-current liabilities	209	201
Total other liabilities	7,949	7,662
Total Liabilities	8,587	8,279
Redeemable noncontrolling interest in subsidiaries	9	7
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 201,972,813 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,283,460, Class D 42,336,750) at March 31, 2023 and 201,972,813 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,283,460, Class D 42,336,750) at December 31, 2022	1	1
Additional paid-in capital	1,719	1,761
Retained earnings	419	463
Accumulated other comprehensive income	8	9
Noncontrolling interest	2,006	1,792
Total Stockholders’ Equity	4,153	4,026
Total Liabilities and Stockholders’ Equity	$12,749	$12,312

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
(In millions)	2023	2022
Cash Flows from Operating Activities
Net Loss	$(40)	$(97)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	3	(4)
Distributions from unconsolidated affiliates	6	11
Depreciation, amortization and accretion	128	124
Amortization of financing costs and debt discounts	3	4
Amortization of intangibles	47	42
Loss on debt extinguishment	—	2
Reduction in carrying amount of right-of-use assets	4	4
Changes in deferred income taxes	(11)	(1)
Changes in derivative instruments and amortization of accumulated OCI/OCL	3	82
Cash used in changes in other working capital:
Changes in prepaid and accrued liabilities for tolling agreements	(39)	(44)
Changes in other working capital	(29)	(30)
Net Cash Provided by Operating Activities	75	93
Cash Flows from Investing Activities
Acquisition of Drop Down Assets, net of cash acquired	(7)	(51)
Capital expenditures	(88)	(47)
Return of investment from unconsolidated affiliates	9	3
Other	—	3
Net Cash Used in Investing Activities	(86)	(92)
Cash Flows from Financing Activities
Contributions from noncontrolling interests, net of distributions	273	23
Payments of dividends and distributions	(76)	(70)
Distributions to CEG of escrowed amounts	—	(64)
Proceeds from the revolving credit facility	—	80
Payments for the revolving credit facility	—	(20)
Proceeds from the issuance of long-term debt	42	194
Payments of debt issuance costs	(7)	(4)
Payments for long-term debt	(204)	(317)
Other	—	(6)
Net Cash Provided by (Used in) Financing Activities	28	(184)
Reclassification of Cash to Assets Held-for-Sale	—	(5)
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	17	(188)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	996	654
Cash, Cash Equivalents and Restricted Cash at End of Period	$1,013	$466

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2022	$—	$1	$1,761	$463	$9	$1,792	$4,026
Net loss	—	—	—	—	—	(43)	(43)
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(1)	(2)	(3)
Contributions from CEG, net of distributions, cash	—	—	—	—	—	30	30
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	215	215
Transfers of assets under common control	—	—	(52)	—	—	46	(6)
Non-cash adjustments for change in tax basis	—	—	9	—	—	—	9
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(44)	—	(32)	(76)
Balances at March 31, 2023	$—	$1	$1,719	$419	$8	$2,006	$4,153

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2021	$—	$1	$1,872	$(33)	$(6)	$1,466	$3,300
Net loss	—	—	—	(32)	—	(67)	(99)
Unrealized gain on derivatives and changes in accumulated OCL, net of tax	—	—	—	—	6	8	14
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(3)	(3)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	28	28
Transfers of assets under common control	—	—	(12)	—	—	(25)	(37)
Non-cash adjustments for change in tax basis	—	—	8	—	—	—	8
Stock based compensation	—	—	(2)	—	—	—	(2)
Common stock dividends and distributions to CEG unit holders	—	—	(40)	—	—	(30)	(70)
Balances at March 31, 2022	$—	$1	$1,826	$(65)	$—	$1,377	$3,139

Appendix Table A-1: Three Months Ended March 31, 2023, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$24	$(48)	$—	$(16)	$(40)
Plus:
Income Tax Benefit	—	—	—	(12)	(12)
Interest Expense, net	10	62	—	18	90
Depreciation, Amortization, and ARO	33	95	—	—	128
Contract Amortization	6	41	—	—	47
Mark to Market (MtM) Gains on economic hedges	—	(19)	—	—	(19)
Other non-recurring	—	4	—	—	4
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	16	—	—	19
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$76	$151	$—	$(9)	$218

Appendix Table A-2: Three Months Ended March 31, 2022, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$47	$(119)	$13	$(38)	$(97)
Plus:
Income Tax Benefit	—	—	—	(1)	(1)
Interest Expense, net	8	8	5	26	47
Depreciation, Amortization, and ARO	33	91	—	—	124
Contract Amortization	6	36	—	—	42
Loss on Debt Extinguishment	—	2	—	—	2
Mark to Market (MtM) Losses on economic hedges	—	126	—	—	126
Transaction and integration costs	—	—	—	2	2
Other non-recurring	1	—	—	—	1
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	10	—	—	13
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$98	$154	$18	$(10)	$260

Appendix Table A-3: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended
($ in millions)	3/31/23	3/31/22
Adjusted EBITDA	$218	$260
Cash interest paid	(93)	(97)
Changes in prepaid and accrued liabilities for tolling agreements	(39)	(44)
Adjustments to reflect sale-type leases and payments for lease expenses	1	1
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(15)	(16)
Distributions from unconsolidated affiliates	6	11
Changes in working capital and other	(3)	(22)
Cash from Operating Activities	75	93
Changes in working capital and other	3	22
Development Expenses[3]	—	1
Return of investment from unconsolidated affiliates	9	3
Net distributions (to)/from non-controlling interest[4]	(10)	(10)
Maintenance capital expenditures	(7)	(7)
Principal amortization of indebtedness[5]	(74)	(104)
Cash Available for Distribution[6]	$(4)	$(2)

3 Primarily relates to Thermal Development Expenses
4 2023 excludes $224 million of contributions related to the funding of Waiawa and Daggett; 2022 excludes $50 million of contributions related to the funding of Mesquite Sky, Black Rock, and Mililani
5 2023 excludes $55 million for the repayment of bridge loans in connection with Waiawa; 2022 excludes $186 million for the refinancing of Tapestry Wind, Laredo Ridge, and Viento, and $27 million for the repayment of bridge loans in connection with Mililani
6 Excludes income tax payments related to Thermal sale

Appendix Table A-4: Three Months Ended March 31, 2023, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2023:

Three Months Ended
($ in millions)	3/31/23
Sources:
Contributions from noncontrolling interests, net of distributions	273
Net cash provided by operating activities	75
Proceeds from the issuance of long-term debt	42
Return of investment from unconsolidated affiliates	9

Uses:
Payments for long-term debt	(204)
Capital expenditures	(88)
Payments of dividends and distributions	(76)
Acquisition of Drop Down Assets	(7)
Other net cash outflows	(7)

Change in total cash, cash equivalents, and restricted cash	$17

Appendix Table A-5: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2023 Full Year Guidance
Net Income	$165
Income Tax Expense	30
Interest Expense, net	300
Depreciation, Amortization, and ARO Expense	620
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	50
Non-Cash Equity Compensation	5
Adjusted EBITDA	1,170
Cash interest paid	(300)
Changes in prepaid and accrued liabilities for tolling agreements	(32)
Adjustments to reflect sale-type leases and payments for lease expenses	10
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(85)
Cash distributions from unconsolidated affiliates[7]	45
Cash from Operating Activities	808
Net distributions to non-controlling interest[8]	(60)
Maintenance capital expenditures	(35)
Principal amortization of indebtedness[9]	(303)
Cash Available for Distribution[10]	$410

7 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
8 Includes tax equity proceeds and distributions to tax equity partners
9 Excludes balloon maturity payments in 2023
10 Excludes income tax payments related to Thermal sale

Appendix Table A-6: Adjusted EBITDA and Cash Available for Distribution Pro Forma Outlook

($ in millions)	Pro Forma CAFD Outlook
Net Income	$125
Income Tax Expense	25
Interest Expense, net	395
Depreciation, Amortization, and ARO Expense	555
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	45
Non-Cash Equity Compensation	5
Adjusted EBITDA	1,150
Cash interest paid	(296)
Changes in prepaid and accrued liabilities for tolling agreements	(5)
Adjustments to reflect sale-type leases and payments for lease expenses	6
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(86)
Cash distributions from unconsolidated affiliates	48
Cash from Operating Activities	817
Net distributions to non-controlling interest	(97)
Maintenance capital expenditures	(23)
Principal amortization of indebtedness	(287)
Cash Available for Distribution	$410

Appendix Table A-7: Growth Investments 5 Year Average CAFD

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution is defined as of March 31, 2023 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments and payments for lease expenses, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.